  As filed with the Securities and Exchange Commission on March 3, 1998
                                                Registration No. 333-___________

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ___________
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TIER TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)


               California                              94-3145844
      (State or Other Jurisdiction                  (I.R.S. Employer
    of Incorporation or Organization)            Identification Number)

                        1350 Treat Boulevard, Suite 250
                            Walnut Creek, CA 94596
                               (510) 937-3950
            (Address, including zip code, and telephone number,
            including area code of principal executive offices)

                                  ___________
                          TIER TECHNOLOGIES, INC.
                        EMPLOYEE STOCK PURCHASE PLAN
               AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN
                             (Full title of plans)

                               James L. Bildner
                             Chairman of the Board
                          and Chief Executive Officer
                            TIER TECHNOLOGIES, INC.
                        1350 Treat Boulevard, Suite 250
                            Walnut Creek, CA 94596
                               (510) 937-3950
         (Name, and address, including zip code, and telephone number, including area code, of agent for service)

                                 ___________
                                  Copies to:
                              Maria Pizzoli, Esq.
                          Farella Braun & Martel LLP
                       235 Montgomery Street, 30th Floor
                         San Francisco, CA  94104-3159
                                (415) 954-4400


                        Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------------------------

Title of securities to  Amount to be   Proposed maximum                   Proposed maximum              Amount of registration fee
be registered           registered(1)  offering price per share (2)       aggregate offering price
------------------------------------------------------------------------------------------------------------------------------------

Class B Common
 Stock, no par value     3,044,636      $3.25 - $13.69                     $24,277,515                           $7,162

------------------------------------------------------------------------------------------------------------------------------------

 (1) Pursuant to Rule 416(a), This Registration Statement shall also cover any additional shares of the Registrant's Class B Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Class B Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price are based upon (i) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's Amended and Restated 1996 Equity Incentive Plan; and (ii) shares issuable under the Registrant's Amended and Restated 1996 Equity Incentive Plan and Employee Stock Purchase Plan calculated on the basis of the average of the high and low sales price of Registrant's Class B Common Stock on February 25, 1998 as reported on the Nasdaq National Market. The following chart shows the calculation of the registration fee.


-----------------------------------------------------------------------------------------------------------------------
Type of Shares                                                  Number of Shares    Offering Price      Aggregate
                                                                                    per Share           Offering Price
-----------------------------------------------------------------------------------------------------------------------
Class B Common Stock issuable pursuant to outstanding            1,025,578           $  3.25             $  3,333,129
 options under the Amended and Restated 1996 Equity
 Incentive Plan
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock issuable pursuant to outstanding              150,000           $  4.25             $    637,500
 options under the Amended and Restated 1996 Equity
 Incentive Plan
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock issuable pursuant to outstanding               76,100           $  4.75             $    361,475
 options under the Amended and Restated 1996 Equity
 Incentive Plan
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock issuable pursuant to outstanding              195,400           $  5.25             $  1,025,850
 options under the Amended and Restated 1996 Equity
 Incentive Plan
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock issuable pursuant to outstanding              200,000           $  5.78             $  1,156,000
 options under the Amended and Restated 1996 Equity
 Incentive Plan
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock issuable pursuant to outstanding                5,800           $  7.00             $     40,600
 options under the Amended and Restated 1996 Equity
 Incentive Plan
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock issuable pursuant to outstanding              105,000           $  9.00             $    945,000
 options under the Amended and Restated 1996 Equity
 Incentive Plan
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock issuable pursuant to outstanding              298,134           $ 10.88             $  3,243,698
 options under the Amended and Restated 1996 Equity
 Incentive Plan
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock available for Grant under the                 888,624           $ 13.69             $ 12,165,263
 Amended and Restated 1996 Equity Incentive Plan
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock issuable under the Employee Stock             100,000           $ 13.69             $ 1,369,000
 Purchase Plan
---------------------------------------------------------------------------------------------------------------------


                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS

     The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The prospectus contained in the Form S-1 Registration Statement (No. 333-67661) filed by Tier Technologies, Inc. (the "Registrant") with the Commission on October 10, 1997, as amended through the date hereof (the "Form S-1"), is hereby incorporated by reference into this Registration Statement. The Registrant has not filed, and has not been required to file, an annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof. A description of the Registrant's Class B Common Stock, which is contained in the Form S-1, including any amendments or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article IV of the Registrant's Amended and Restated Articles of Incorporation (see Exhibit 4.1) provides for the indemnification of the officers and directors of the Registrant to the fullest extent permissible under California law. In addition, Article IX, Section 1 of the Registrant's Amended and Restated Bylaws (see Exhibit 4.2) requires that the Registrant indemnify, and, in certain instances, advance expenses to, its agents, with respect to certain costs, expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, to the full extent permitted by applicable law. Pursuant to its Articles and Bylaws, the Registrant has entered into indemnification agreements with each of its officers and directors.

     Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other Agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

     Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

     Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any claim, issue or matter as to which the Agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits of the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

     Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in Section 317(b) or (c), by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

     Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

     Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

     In addition, Article IX, Section 1 of the Bylaws of the Registrant authorizes the Registrant to purchase and maintain insurance on behalf of any person indemnified by the Company. The Registrant currently maintains a directors and officers liability insurance policy in the amount of $3,000,000.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.   EXHIBITS.


          4.1   Registrant's Amended and Restated Articles of
                Incorporation (3)
          4.2   Registrant's Amended and Restated Bylaws (2)
          4.3   Specimen Stock Certificate (1)
          5.1   Opinion of Farella Braun & Martel LLP
         23.1   Consent of Ernst & Young LLP, Independent Auditors.
         23.2   Consent of Farella Braun & Martel LLP (contained on
                Exhibit 5.1 hereof).
           24   Power of Attorney (contained on page 8 hereof).
         99.1   Amended and Restated 1996 Equity Incentive Plan (1)
         99.2   Employee Stock Purchase Plan (2)
         99.3   Restatement of Selected Data as it Relates to the Adoption of
                FAS 128, "Earnings per Share."
--------------------

1. Filed as an exhibit to the Registration Statement on Form S-1 (No. 333-37661) on October 10, 1997, and incorporated herein by reference.
2. Filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-37661) on November 17, 1997, and incorporated herein by reference.
3. Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-37661) on December 15, 1997, and incorporated herein by reference.

Item 9.  Undertakings.

(a)  Rule 415 Offering.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16b of this chapter) and the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Rate or Filing of Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 27th day of February, 1998.


                         TIER TECHNOLOGIES, INC.

                         By: /s/ James L. Bildner
                            __________________________________________
                              JAMES L. BILDNER
                              Chairman of the Board and
                              Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Bildner, William G. Barton and George K. Ross, and each of them, to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on the 27th day of February, 1998.



          Signature                                      Title
          ---------                                      -----
         /s/ James L. Bildner                           Chairman of the Board and Chief Executive
---------------------------------------------------     Officer
             James L. Bildner                           (Principal Executive Officer)


        /s/ William G. Barton                           President, Chief Operating Officer and Director
---------------------------------------------------
            William G. Barton

          /s/ George K. Ross                            Chief Financial Officer, Senior Vice President
---------------------------------------------------     and Director
              George K. Ross                            (Principal Financial and Accounting Officer)

          /s/ Ronald L. Rossetti                        Director
---------------------------------------------------
              Ronald L. Rossetti

          /s/ Samuel Cabot III                          Director
---------------------------------------------------
              Samuel Cabot III


                                                     EXHIBIT INDEX
                    4.1          Registrant's Amended and Restated Articles of Incorporation (3)
                    4.2          Registrant's Amended and Restated Bylaws (2)
                    4.3          Specimen Stock Certificate (1)
                    5.1          Opinion of Farella Braun & Martel LLP
                    23.1         Consent of Ernst & Young LLP, Independent Auditors.
                    23.2         Consent of Farella Braun & Martel LLP (contained on Exhibit 5.1 hereof).
                    24           Power of Attorney (contained on page 8 hereof).
                    99.1         Amended and Restated 1996 Equity Incentive Plan (1)
                    99.2         Employee Stock Purchase Plan (2)
                    99.3         Restatement of Selected Data as it Relates to the Adoption of FAS 128,
                                 "Earnings per Share."

-------------------
1. Filed as an exhibit to the Registration Statement on Form S-1 (No. 333-37661) on October 10, 1997, and incorporated herein by reference.
2. Filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-37661) on November 17, 1997, and incorporated herein by reference.
3. Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-37661) on December 15, 1997, and incorporated herein by reference.